Exhibit 99.1

Physicians Realty Trust Completes $150 Million Private Placement
of Senior Unsecured Notes

MILWAUKEE, Wis., January 7, 2016 (BUSINESS WIRE) -- Physicians Realty Trust (NYSE:DOC) (the “Company”) announced today that it has completed a private placement of $150 million principal amount of senior unsecured notes.  The notes were sold in the following four series:

•	$15,000,000 4.03% Senior Notes, Series A, due January 7, 2023

•	$45,000,000 4.43% Senior Notes, Series B, due January 7, 2026

•	$45,000,000 4.57% Senior Notes, Series C, due January 7, 2028

•	$45,000,000 4.74% Senior Notes, Series D, due January 7, 2031

Proceeds from the issuance will be used to repay borrowings under the Company's unsecured revolving credit facility and for general corporate purposes following the completion of standard post-closing conditions.
"We are pleased to complete the Company's first unsecured bond offering, which will enhance our balance sheet with long-term fixed rate debt," said John T. Thomas, President and CEO.  "Our ability to access this new source of capital will help us continue to execute our disciplined growth strategy.”
About Physicians Realty Trust
Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and has elected to be taxed as a REIT for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership, directly or through limited partnerships, limited liability companies or other subsidiaries.
Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.
Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the "Commission"), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in each of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed by the Company with the Commission on March 12, 2015 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 filed by the Company with the Commission on November 9, 2015.
Physicians Realty Trust
John T. Thomas
President and CEO
414-367-5611
or
Jeff Theiler
Chief Financial Officer
414-367-5610